UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2026

Tyra Biosciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40800	83-1476348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2656 State Street
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (619) 728-4760

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TYRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 16, 2026, upon the recommendation of the Nominating and Corporate Governance Committee of the board of directors (the Board) of Tyra Biosciences, Inc. (the Company), and pursuant to the amended and restated bylaws of the Company, the Board approved an increase in the number of authorized directors from nine to ten and appointed Habib J. Dable to the Board as a Class II director with an initial term expiring at the Company’s 2026 annual meeting of stockholders.

Mr. Dable, 56, has served as an advisor at RA Capital Management, L.P., an investment manager, since April 2022. Previously, Mr. Dable served as President and Chief Executive Officer of Acceleron Pharma Inc., a biopharmaceutical company, from December 2016 until its acquisition by Merck in November 2021. Prior to joining Acceleron, Mr. Dable held roles of increasing responsibility at Bayer AG beginning in 1994, serving as the President of Pharmaceuticals for Bayer in the U.S. from October 2015 until December 2016. From 2013 to 2015, Mr. Dable served as the Executive Vice President and Global Head of Specialty Medicine for Bayer HealthCare Pharmaceuticals, and from 2010 to 2012, he was the Vice President of Ophthalmology & Global Launch Team Head for EYLEA. Mr. Dable has served as a member of the board of directors of Spyglass Pharma, Inc. since February 2026, Relay Therapeutics, Inc. since November 2025, Day One Biopharmaceuticals, Inc. since January 2024, and PepGen Inc. since September 2022, and he previously served as a member of the board of directors of Millendo Therapeutics, Inc. from September 2018 until January 2021, Blueprint Medicines Corporation (which was subsequently acquired by Sanofi S.A.) from June 2022 to July 2025, Aerovate Therapeutics, Inc. from July 2023 to April 2025, and Albireo Pharma, Inc. (which was subsequently acquired by Ipsen Biopharmaceuticals, Inc.) from August 2022 to March 2023. Mr. Dable holds a bachelor’s degree in business administration and an MBA, each from the University of New Brunswick in Canada.

In connection with his appointment to the Board, pursuant to the Company’s Non-Employee Director Compensation Program, Mr. Dable was granted options to purchase 44,400 shares of the Company’s common stock. The options have an exercise price per share equal to the fair market value of the Company’s common stock on the date of grant. The foregoing awards will vest in substantially equal monthly installments over the thirty-six months following the date of grant. Mr. Dable will also receive cash compensation for his service on the Board and committees thereof in accordance with the Company’s Non-Employee Director Compensation Program, as such program may be amended from time to time. Further, in connection with his appointment to the Board, Mr. Dable entered into the Company’s standard form of indemnification agreement, the form of which has been filed with the Company’s most recent annual report on Form 10-K.

There are no arrangements or understandings between Mr. Dable and any other person pursuant to which he was selected to serve on the Board. There are no transactions in which the Company or any of its subsidiaries is a party and in which Mr. Dable has a material interest subject to disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Dable is an independent director in accordance with the listing requirements of The Nasdaq Stock Market LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYRA BIOSCIENCES, INC.

Date: April 17, 2026	By:	/s/ Alan Fuhrman
Alan Fuhrman Chief Financial Officer